Exhibit 16.1

June 21, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	HRH Retirement Savings Plan; Commission File No. 0-15981

Gentlemen:

We have read Item 4.01 of Form 8-K dated November 23, 2004 of the HRH Retirement Savings Plan and we are in agreement with the statements contained in the first, second and third paragraphs in Item 4.01 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP